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                            EMPLOYMENT AGREEMENT
                            --------------------

      This Contract made between Barry H. Beracha ("Employee"), whose address is 12843 Topping Manor Dr., St. Louis, MO 63131 and Campbell Taggart, Inc., a Delaware corporation with its principal place of business at 8400 Maryland Ave., St. Louis, MO 63105, and its subsidiaries and affiliates ("the Company").

      In consideration of the mutual covenants and promises, hereinafter set forth, the parties hereto agree as follows:

                                 RECITALS
                                 --------

      WHEREAS, Employee is presently employed by the Company as its Chief Executive Officer and also serves as Chairman of its Board of Directors and has extensive experience as an executive level manager for the Company, and

      WHEREAS, the Company is presently undergoing a spin-off from its parent company, Anheuser-Busch Companies, Inc. ("A-BC"), and a business reorganization and desires to secure Employee's employment for a definite period of time in anticipation of such spin-off and reorganization, and to prevent any other competitive business from securing his services and utilizing his experience, background and expertise, and

      WHEREAS, the terms, conditions and undertakings of this Agreement were submitted to, reviewed and duly approved by the Executive Salaries

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Committee of the Board of Directors of A-BC, the current sole shareholder of the Company.

      WHEREAS, Employee desires to be employed by the Company in the executive capacity described below:

      NOW, THEREFORE, in consideration for the mutual covenants and promises contained herein, the Company and Employee hereby agree as follows:

                              SECTION ONE
                              -----------
                               EMPLOYMENT
                               ----------

      The Company hereby employs Employee as its Chief Executive Officer. Employee shall at all times discharge his duties in consultation with and under the supervision of the Company's Board of Directors ("Board"). The Company through its Board may modify or realign Employee's duties and responsibilities in a manner consistent with the office of Chief Executive Officer as it deems necessary during the term of this Agreement.

                              SECTION TWO
                              -----------
                        BEST EFFORTS OF EMPLOYEE
                        ------------------------

      Employee agrees that he will diligently and conscientiously devote his full and exclusive time and attention and best efforts in discharging all of the duties that may be required of or from him pursuant to the express and implicit terms hereof. Employee acknowledges that he is obligated to

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manage the business of the Company in a sound and business like manner and in conformity with all laws and regulations governing the conduct of the business of the Company including, but not limited to, laws and regulations relating to anti-trust, employment practices, employee health and safety, and environmental matters. Employee may, with prior approval of the Company's Board, serve as a director for other corporations so long as doing so does not interfere with his ability to effectively manage the business of the Company.

                              SECTION THREE
                              -------------
                                  TERM
                                  ----

      A. This Employment Agreement is contingent upon the Company's completion of its spin-off from A-BC and reorganization as an independent and publicly traded corporation. In the event that such spin-off and reorganization does not occur, this Agreement shall be deemed to be null and void, and of no effect.

      B. In the event that such spin-off and reorganization is completed, this Agreement shall continue until March 31, 2001 unless otherwise terminated in accordance with the provisions of SECTION FIVE hereof. This Agreement may be extended for additional periods upon the mutual written agreement of the parties.

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                              SECTION FOUR
                              ------------
                              COMPENSATION
                              ------------

      A. Effective April 1, 1996, the Company shall pay Employee a monthly base salary of $41,667.00, payable on the 15th and last day of each month less applicable state and federal taxes. The base salary may be changed by mutual agreement of the parties at any time during the term of this Agreement; provided, however, that until March 31, 2001, Employee's monthly base salary shall not be less than the amount set forth above.

      B. In addition to his base salary, commencing in 1996 Employee shall be eligible to receive an annual incentive bonus as determined by the Board, with an annual target amount of $300,000.00.

      C. Upon completion of the Company's spin-off as a publicly traded corporation, Employee shall be eligible to receive 83,333 shares of restricted Company stock grants, plus stock options for 208,333 shares of Company stock. The number of shares of Company stock grants and options is based on an anticipated spin-off distribution of one share of common stock of the Company for each 25 shares of common stock of A-BC. In the event that the actual distribution ratio is higher or lower, the number of Company shares provided to Employee will be adjusted proportionally. In the event that Employee's employment with the Company is terminated for reasons other than those set forth in Section Five B of this Agreement, Employee's interest in all Company stock options and restricted stock grants shall automatically vest. All stock grants and options are subject to the terms and

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conditions of the formal incentive stock plan and agreement to be adopted by the Company's Board or its authorized committee.

      D. In addition to the above base salary, Employee shall be provided with an executive level benefit program including stock options and/or stock grants, Company provided automobile, membership in a country club and luncheon club, and tax and financial planning counseling, and such other benefits as determined by the Company's Board.

                              SECTION FIVE
                              ------------
                              TERMINATION
                              -----------

      A. The Company reserves the right to terminate the employment of Employee at any time without cause. However, except as provided in SECTION FIVE B. below, if such termination occurs prior to March 31, 2001, Employee shall be entitled to his base salary as set forth in SECTION FOUR A. until March 31, 2001 provided that Employee remains in compliance with the terms and conditions of this Agreement. During any period of time in which Employee's base salary is continued pursuant to this SECTION FIVE, Employee agrees that he shall make himself available to render consulting services, as requested by the Company, from time to time until such time as he may become employed on a full-time basis elsewhere.

      B. Notwithstanding the other provisions of this Agreement, the Company shall be entitled to terminate this Agreement immediately and without notice if, at any time during this Agreement, Employee: refuses without cause to perform his assigned duties, is openly critical in the media

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of the Company, engages in any conduct which the Company's Conflicts of
Interest Committee determines to be in material violation of the Conflicts of Interests policy published by the Company, or is convicted or pleads guilty or nolo contendere to any felony or any charge involving illegal drugs or any other crime involving moral turpitude, or materially breaches the provisions of Section Eight of this Agreement. In such case the Company shall only be obligated to pay Employee any base salary due (prorated on a daily basis) to the date of the breach or other occurrence.

      C. In the event that Employee's employment is terminated for any reason, Employee shall not be eligible to participate in any severance pay plan established by the Company for its employees.

                              SECTION SIX
                              -----------
                     DEATH AND DISABILITY BENEFITS
                     -----------------------------

      A. If during the term of this Agreement, Employee becomes so disabled or incapacitated that he is unable to perform the duties of Chief Executive Officer, the Company shall continue to pay Employee his base monthly salary through March 31, 2001. This amount may be paid in a lump sum in the discretion of the Board.

      B. If Employee dies during the term of this Agreement, the Company shall pay Employee's base monthly salary, through March 31, 2001, to either a revocable living trust established by Employee, or if none, then to his estate. This amount may be paid in a lump sum in the discretion of the Board.

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                              SECTION SEVEN
                              -------------
                                 BENEFITS
                                 --------

      It is agreed that in addition to the benefits set out in Section Four D, during the term of this Agreement, Employee shall be eligible for coverage under such pension plan, group health insurance plan, 401(k) stock purchase plan/ESOP, vacation, holiday and other employee programs or policies in effect from time to time for salaried employees of the Company, except as provided in SECTION FIVE C. above. Neither participation in any such plan, program or policy nor continuation of base compensation to Employee pursuant to SECTION FIVE A. shall be deemed to extend Employee's employment with the Company or his participation in any such plan, program or policy.

                               SECTION EIGHT
                               -------------
                              CONFIDENTIALITY
                              ---------------

      Employee agrees that, in addition to any other limitations contained in this Agreement, regardless of the circumstances of Employee's termination of employment, he will not communicate to any person, firm, corporation or other entity, any information relating to the Company's customer lists, prices, secrets, advertising, nor any other confidential knowledge or secrets that Employee might from time to time acquire with respect to the business of the Company or any of its affiliates or subsidiaries. Employee also specifically acknowledges the continued validity and effect of any Agreement as to Confidentiality and Inventions previously signed by Employee and that the

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terms of any such agreement are incorporated into this Agreement by this reference.

                                SECTION NINE
                                ------------
                                 ARBITRATION
                                 -----------

      As additional consideration for this Employment Agreement, Employee agrees that any differences, claims, or matters in dispute arising between the Company and Employee out of or in connection with his employment or the termination of his employment by the Company including, but not limited to the terms and conditions of this Agreement, allegations of wrongful termination, or allegations of discriminatory or retaliation discharge under any federal, state or local discrimination law shall be submitted by them to arbitration by the American Arbitration Association, or its successor, and the determination of the American Arbitration Association, or its successor, shall be final and absolute. The arbitrator shall be governed by the duly promulgated rules and regulations of the American Arbitration Association, or its successor, and the pertinent provisions of the laws of the State of Missouri relating to arbitration. The decision of the arbitrator may be entered as a judgment in any court of competent jurisdiction in the State of Missouri or elsewhere.

                                SECTION TEN
                                -----------
                         MISCELLANEOUS PROVISIONS
                         ------------------------

      A. This Agreement represents the entire agreement between the parties and any prior understandings or representations of any kind of

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preceding the date of this Agreement shall not be binding on either party except to the extent incorporated into this Agreement. This Agreement shall not be altered, amended or modified except in writing signed by the authorized agent for the Company's Board and by Employee.

      B. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Employee, his beneficiaries, or legal representatives without the Company's prior written consent; provided, however, that nothing in this Section shall preclude (i) Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of his estate from assigning or transferring any rights hereunder to the person or persons entitled thereunto.

      C. The headings of sections are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

      D. This Agreement shall be construed according to the laws of the State of Missouri.

      E. No term or condition of the Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived

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and shall not constitute a waiver of such term or condition for the future or of any act other than that specifically waived.

      F. If, for any reason, any provision of the Agreement is held invalid, such invalidity shall not affect any other provision of the Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect.

      G. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                              SECTION ELEVEN
                              --------------
                                  NOTICE
                                  ------

      Any notice given hereunder shall be in writing and delivered or mailed by registered or certified mail, return receipt requested:

      A. To the Company, addressed to its Corporate Secretary, 8400 Maryland Ave. St. Louis, MO. 63103;

      B. To Employee, at 12843 Topping Manor Drive, St. Louis, MO. 63131, or such other address as contained in the Company's current payroll records.

      The parties have entered into this Employment Agreement based solely upon the terms and conditions set forth herein. THIS AGREEMENT

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CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the _____ day of _______________, 19__.

                              CAMPBELL TAGGART, INC.

                              By:   __________________________
                                    Its  Authorized Agent

                              THE COMPANY

                              ________________________________
                              BARRY H. BERACHA
                              EMPLOYEE

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